Execution Version

FIRST AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTE

    THIS FIRST AMENDMENT TO SUBORDINATED SECURED PROMISSORY NOTE, dated as of September 30, 2024 (this “Amendment”), is by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO, collectively, the “Makers” and each, individually, a “Maker”), and Garnet Holdings Inc., a California corporation (“Holder”).

RECITALS

    A.    The Makers and Holder are parties to that certain Subordinated Secured Promissory Note dated as of December 21, 2023 (the “Note”).

    B.    The Makers and Holder desire to amend the Note, and Holder is willing to do so in accordance with the terms hereof.

    TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

    ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Note shall be amended effective as of the date hereof as follows:

1.1Section 1 of the Note is hereby amended and restated as follows:

“1.    Payment of Principal. The Obligations (as defined in Section 9) shall be due and payable in immediately available funds on the earlier of (a) November 6, 2024 and (b) the date on which the Revolving Commitment (as defined in the JPM Credit Agreement) is reduced to zero or otherwise terminated pursuant to the terms of the JPM Credit Agreement (such earlier date, the “Maturity Date”) unless payment by the Makers of the Obligations is accelerated by Holder pursuant to Section 10 hereof. Once any Principal Amount of this Note has been repaid, it may not be re-borrowed.
    ARTICLE II. REPRESENTATIONS. Each Maker represents and warrants to Holder that:

    2.1    This Amendment has been duly executed and delivered by such Maker and constitutes a legal, valid and binding obligation of such Maker, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    2.2    After giving effect to this Amendment, the representations and warranties contained in Section 7 of the Note and in the other Note Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

    2.3    After giving effect to this Amendment, no Event of Default exists or has occurred and is continuing, and no Event of Default will be caused after giving effect to this Amendment.

    2.4    All certifications, representations and other statements made in each Maker’s Officer’s Certificate dated as of December 21, 2023 and delivered to Holder are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and all resolutions and other statements referenced therein are in full force and effect, have not been rescinded and authorize the execution, delivery and performance of this Amendment.

    ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

    3.1    The Makers and Holder shall have signed this Amendment.

    3.2    The Holder shall have received copies of the fully executed (a) Sixth Amendment to the Export Credit Agreement and (b) Eleventh Amendment to the Credit Agreement, in each case, dated as of the date hereof and among the Makers, the other Loan Parties listed on the signature pages thereto, and JPMorgan Chase Bank, N.A.

ARTICLE IV. MISCELLANEOUS.

4.1    References in the Note or in any other Note Document shall be deemed to be references to the Note as amended hereby and as further amended from time to time.

4.3    Except as expressly amended hereby, each of the Makers agrees that the Note and the other Note Documents are ratified and confirmed, as amended hereby, and shall continue to be in full force and effect in accordance with their terms and are not impaired or adversely affected in any manner whatsoever and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Makers further (i) confirms its grant of security interests pursuant to the Note Documents to which it is a party in all Collateral and securing all Obligations and (ii) acknowledges that all liens granted (or purported to be granted) pursuant to the Note Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Holder under any of the Note Documents, nor constitute a waiver of any provision of any of the Note Documents. Nothing herein shall be deemed to entitle any Maker to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note or any other Note Document in similar or different circumstances.

    4.4    Each Maker represents and warrants that it is not aware of any claims or causes of action against Holder or any of its affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Obligations. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Maker, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases Holder and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the “Released Parties”), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Note Documents, all transactions relating to this Agreement or any of the other Note Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

    4.5    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Note. This Amendment is a Note Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Among other provisions of the Note, this Amendment is subject to Sections 18 and 25 of the Note.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be duly executed and delivered as of the day and year first above written.

MAKERS:

                        SIFCO INDUSTRIES, INC.

By:___/s/__________________________________
Name: Tom Kubera
Title: Chief Financial Officer

                        QUALITY ALUMINUM FORGE, LLC

By:___/s/__________________________________
Name: Tom Kubera
Title: Treasurer

[Signature Page to First Amendment to Subordinated Secured Promissory Note (Garnet)]

                        HOLDER:

GARNET HOLDINGS INC.

By:___/s/__________________________________
Name: Mark J. Silk
Title: President

[Signature Page to First Amendment to Subordinated Secured Promissory Note (Garnet)]